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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

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                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): October 21, 2003

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                             AsiaInfo Holdings, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                    001-15713                  752506390
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         (State or                (Commission File           (I.R.S. Employer
   other jurisdiction of               Number)              Identification No.)
      incorporation)



      4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street
                     Haidian District, Beijing 100086, China

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                   (Address of Principal Executive Offices)

       Registrant's telephone number, including area code +8610 6250 1658


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          (Former name or former address, if changed since last report)

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Item 9. Regulation FD Disclosure


Acquisition of Human Resources Management and Business Intelligence Software Business

On October 20, 2003, AsiaInfo Holdings, Inc. (the "Company") entered into an asset purchase agreement (the "Agreement") to acquire certain human resources management and business intelligence assets valued at approximately US$8.5 million from Pacific Software (China) Limited, a privately held, medium-sized software solutions company based in Hong Kong, and from its affiliate New Century Pacific Software (Beijing) Limited, a wholly-foreign-owned enterprise based in Beijing, China. The Company expects the acquisition to help it expand into the human resources management and business intelligence market. Consummation of the transactions contemplated by the Agreement is subject to certain conditions.

On October 21, 2003, the Company issued a press release announcing the signing of the Agreement. A copy of the press release is furnished herewith as Exhibit 99(a).


Item 12.  Results of Operations and Financial Condition

On October 21, 2003, the Company reported its results for the quarter ended September 30, 2003. The Company's earnings release for the quarter ended September 30, 2003 is furnished herewith as Exhibit 99(b).

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: October 21, 2003                        By:  /s/ Ying Han
                                              ------------------------------
                                              Name:  Ying Han
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit No.   Description

99(a)         Press Release Announcing Signing of Asset Purchase Agreement

99(b)         Earnings Release--Third Quarter Ended September 30, 2003